Exhibit 1.1

UNDERWRITING AGREEMENT

13,065,453 FIRM SHARES

1,959,817 OPTIONAL SHARES

DELIA*S, INC.

COMMON STOCK

UNDERWRITING AGREEMENT

July 26, 2013

JANNEY MONTGOMERY SCOTT LLC

1717 Arch Street

Philadelphia, PA 19103

Ladies and Gentlemen:

dELiA*s, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 13,065,453 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company to Janney Montgomery Scott LLC (the “Underwriter”). The Common Stock to be sold to the Underwriter by the Company is referred to herein as the “Firm Shares.” The Firm Shares shall be offered to the public at a public offering price of $1.05 per Firm Share (the “Offering Price”). The purchase price per Share to be paid by the Underwriter to the Company for the Firm Shares will be $.987 (the “Purchase Price”).

In order to cover over-allotments in the sale of the Firm Shares, the Underwriter may, at its election and subject to the terms and conditions stated herein, purchase for its own accounts up to an aggregate of 1,959,817 additional shares of Common Stock from the Company, subject to the limitations, if applicable, of General Instruction I.B.6 of Form S-3. Such 1,959,817 additional shares of Common Stock are referred to herein as the “Optional Shares.” If any Optional Shares are purchased, the Optional Shares shall be purchased by the Underwriter at the Purchase Price and in accordance with the terms and conditions set forth herein. The Firm Shares and the Optional Shares are referred to collectively herein as the “Shares.”

In consideration of the mutual agreements contained in this Underwriting Agreement (the “Agreement”), the Company and the Underwriter, intending to be legally bound, hereby confirm their agreement as follows:

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) The Company has prepared, in accordance with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Regulations”) of the Securities and Exchange Commission (the “SEC”) thereunder and has filed with the SEC a registration statement on Form S-3 (File No. 333-18223 and one or more amendments thereto and a prospectus for the purpose of registering the Shares under the Act. The term “Registration Statement” as used herein means the registration statement (including all exhibits and information incorporated by reference therein) as amended to the date of this Agreement, and includes information (if any) contained in a form of prospectus or prospectus supplement that is deemed retroactively to be part of the Registration Statement, pursuant to Rule 430B under the Act, to be part of the registration statement as of the time specified in Rule 430B. The term “Base Prospectus” shall mean the base prospectus filed as part of the Registration Statement in the form in which it has most recently been filed with the SEC on or prior to the date of this Agreement. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Shares, together with the Base Prospectus, and filed with the SEC pursuant to Rule 424(a) of the Regulations. The term “Statutory Prospectus” shall mean the Preliminary Prospectus, as amended or supplemented, immediately prior to the Initial Sale Time (as defined below), including any document incorporated by reference therein. The term “Prospectus” shall mean the final prospectus supplement relating to the Shares, together with the Base Prospectus, including any document incorporated by reference therein, that is first filed pursuant to Rule 424(b) after the effective time of the Registration Statement (the “Effective Time”). The term “Issuer Free Writing Prospectus” shall have the meaning ascribed to it in Rule 433 of the Regulations relating to the Shares, in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Regulations. The term “Disclosure Package” shall mean (i) the Statutory Prospectus, (ii) the Issuer Free Writing Prospectus, if any, identified in Schedule I hereto, and (iii) any other free writing prospectus defined in Rule 405 of the Regulations that is required to be filed by the Company with the SEC or retained by the Company under Rule 433 of the Regulations and that all parties hereto expressly agree to treat as part of the Disclosure Package (the “Other Free Writing Prospectus”). For purposes of this Agreement, the “Initial Sale Time” shall mean 8:30 a.m. New York City time on the date of this Agreement. All references in this Agreement to the Registration Statement, the Base Prospectus, a Preliminary Prospectus, the Statutory Prospectus, the Prospectus, the Issuer Free Writing Prospectus, the Other Free Writing Prospectus or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b) The Registration Statement has become effective under the Act, and the SEC has not issued any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Statutory Prospectus or the Prospectus, nor has the SEC instituted or, to the Company’s knowledge, threatened to institute proceedings with respect to such an order. No stop order suspending the sale of the Shares in any jurisdiction in which the Underwriter may offer the Shares has been issued, and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened. The Company has complied in all material respects with all requests of the SEC, or requests of which the Company has been advised of any state or foreign securities commission in a state or foreign jurisdiction in which the Underwriter may offer the Shares, for additional information to be included in the Registration Statement, the Disclosure Package, or the Prospectus.

(c) The Registration Statement complied at the Effective Time and, as amended or supplemented, complies on the date hereof and will comply on the Closing Date (as defined herein) and any Option Closing Date (as defined herein), in all material respects, with the requirements of the Act and the Regulations, (ii) the Registration Statement, at the Effective Time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Disclosure Package, at the time it was filed and as of the Initial Sale Time, complied in all material respects with the requirements of the Act and the Regulations, (iv) the Disclosure Package at the time it was filed and as of the Initial Sale Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) the Prospectus, at the time it is filed and, as amended or supplemented, as of the Closing Date and any Option Closing Date, will comply in all material respects with the requirements of the Act and the Regulations, (vi) the Prospectus, at the time it is filed and, as amended or supplemented, as of the Closing Date and any Option Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that the representations and warranties set forth in this section do not apply to omissions from or statements in the Registration Statement, the Disclosure Package or the Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only information furnished by the Underwriter for use in the Registration Statement, the Disclosure Package and the Prospectus is the information as described in Section 11 of this Agreement, and (vii) the statistical and market related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimate that are made on the basis of data derived from such sources. The offering and sale of the Shares pursuant to this Agreement and the Prospectus complies with the requirements of General Instruction I.B.6 of Form S-3.

(d) As of the Initial Sale Time, the Disclosure Package complied in all material respects with the Act and the Regulations and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriter for use in connection with the offer and sale of the Shares. The Disclosure Package, at the Initial Sale Time, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to omissions from or statements in the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter for use in the Disclosure Package is the information as described in Section 11 of this Agreement.

(e) The Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not used, authorized, approved or referred to and will not use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than the documents listed on Schedule I hereto. Each such Issuer Free Writing Prospectus complied when issued in all material respects with the Act and the Regulations and has been filed in accordance with the Act and the Regulations (to the extent required thereby). Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date of which the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that, in any material respect, conflicted, conflicts or will conflict with the information contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentences do not apply to conflicts with, omissions from or statements in any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter for use in any Issuer Free Writing Prospectus is the information as set forth in Section 11 of this Agreement.

(f) The Company has not distributed and will not distribute, prior to the later of the last Option Closing Date and the completion of the Underwriter’s distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Disclosure Package or the Prospectus.

(g) The documents incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus pursuant to Item 12 of Form S-3 under the Act or hereafter filed with the SEC, at the time they were filed with the SEC, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and with the rules and regulations promulgated under or pursuant to the Exchange Act and when read together with the information in the Disclosure Package and the Prospectus, as the case may be, as of the Initial Sale Time, date of the Prospectus, the Closing Date, and any Option Closing Date, as applicable, did not, and will not, contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries (as defined herein) is a party, or to which any of their respective properties or assets are subject, that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus that are not so described, except for such proceedings that, individually or in the aggregate, (i) would not reasonably be expected to have a material adverse effect on the general affairs, properties, assets, prospects, operations, condition (financial or otherwise), results of operations, shareholders’ equity, or business (collectively, the “Business Conditions”) of the Company and the Subsidiaries taken as a whole or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii) a “Material Adverse Effect”). There are no statutes or regulations that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required, except as would not reasonably be expected to have a Material Adverse Effect. References to “material” or “materiality” or “material adverse change” as applicable to the Company or any of its Subsidiaries shall mean material to the Business Conditions of the Company and the Subsidiaries taken as a whole.

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority, to own or lease and operate its properties and to conduct its current business as described in the Registration Statement, the Disclosure Package and the Prospectus, and to execute, deliver and perform this Agreement. Each significant subsidiary of the Company is listed on Schedule II hereto, and shall herein be referred to individually as a “Subsidiary” and collectively as the “Subsidiaries.” Each Subsidiary has been duly incorporated or formed and is a corporation or limited liability company validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with all necessary power and authority, corporate and otherwise, and all required licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its current business as described in the Registration Statement, the Disclosure Package and the Prospectus. The Company and its Subsidiaries are duly qualified to do business as foreign entities, and are in good standing, in all jurisdictions in which such qualification is required, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect.

(j) All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances and security interests; and no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into shares of capital stock or ownership interests in each of the Subsidiaries or securities convertible into or exchangeable for capital stock of, or other ownership interests in any of the Subsidiaries are outstanding except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus. Except for shares in the Subsidiaries, or except as described in the Registration Statement, the Disclosure Package or the Prospectus, neither the Company nor the Subsidiaries owns any stock or other interest whatsoever, whether equity or debt, in any corporation, limited liability company, partnership or other entity.

(k) This Agreement has been duly authorized, executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally and subject to applicability of general principles of equity and except, as to this Agreement, as rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

(l) The execution, delivery and performance of this Agreement and the transactions contemplated herein, do not and will not, with or without the giving of notice or the lapse of time, or both, (i) conflict with any term or provision of the Company’s or the Subsidiaries’ respective certificate or articles of incorporation, as the case may be, or bylaws or similar governing documents; (ii) result in a breach of, constitute a default under, result in the termination or modification of, result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of the Company or the Subsidiaries or require any payment by the Company or any of the Subsidiaries or impose any liability on the Company or any of the Subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, commitment or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of their respective properties are bound or affected other than this Agreement; (iii) assuming compliance with Blue Sky laws and the rules of the Financial Industry Regulatory Authority (“FINRA”) applicable to the offer and sale of the Shares, violate any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Subsidiaries or any of their respective properties or businesses; or (iv) result in a breach, termination or lapse of the Company’s or the Subsidiaries’ corporate power and authority to own or lease and operate their respective properties and conduct their respective businesses, except, in the cases of clauses (ii), (iii) and (iv) above, as would not reasonably be expected to have a Material Adverse Effect.

(m) At the Effective Time and on the Closing Date and any Option Closing Date, there will be no options or warrants or other outstanding rights to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or the grant of options, restricted stock or restricted stock units after the date of the Registration Statement, the Disclosure Package or the Prospectus under stock incentive plans or other stock plans of the Company and the sale of Common Stock pursuant to the Company’s employee stock purchase plan and its common stock purchase and dividend reinvestment plan. The information in the Registration Statement, Disclosure Package and the Prospectus insofar as it relates to all outstanding options and restricted stock units and other rights to acquire securities of the Company as of the dates referred to in the Registration Statement, the Disclosure Package and the Prospectus, is true and correct in all material respects.

(n) The currently outstanding shares of the Company’s capital stock have been duly authorized and are validly issued, fully paid and non-assessable, and none of such outstanding shares of the Company’s capital stock has been issued in violation of any preemptive rights or similar rights of any security holder of the Company. The holders of the outstanding shares of the Company’s capital stock are not subject to personal liability solely by reason of being such holders. All previous offers and sales of the outstanding shares of the Company’s capital stock, whether described in the Registration Statement, Disclosure Package, the

Prospectus or otherwise, were made in conformity with applicable federal, state and foreign securities laws. The authorized capital stock of the Company, including, without limitation, the outstanding Common Stock and the outstanding options to purchase shares of Common Stock conform in all material respects with the descriptions thereof in the Registration Statement, the Disclosure Package and the Prospectus, and such descriptions conform in all material respects with the instruments defining the same. The description of the Company’s stock plans, equity compensation plans and other equity arrangements, and the rights granted thereunder, set forth in the Registration Statement, the Disclosure Package and the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements and rights.

(o) Except for registration rights granted under the securities purchase agreement in connection with the Company’s concurrent private placement of its shares of common stock as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(p) No consent, approval, authorization, order, registration, license or permit of, or filing or registration with, any court, government, governmental agency, instrumentality or other regulatory body or official is required for the valid and legal execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, except (i) such as may be required for the registration of the Shares under the Act and the listing of the Shares on the Nasdaq Global Market (the “NasdaqGM”), (ii) filings under the Exchange Act, or (iii) filings required for compliance with the applicable state securities or Blue Sky laws or the bylaws, rules and other pronouncements of FINRA.

(q) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act. The issued and outstanding shares of Common Stock are listed on the NasdaqGM. Neither the Company nor, to the Company’s knowledge, any other person has taken any action designed to cause, or likely to result in, the termination of the registration of the Common Stock under the Exchange Act. The Company has not received any notification that the SEC, the NasdaqGM or FINRA is contemplating terminating such registration or inclusion.

(r) The statements in the Registration Statement, the Disclosure Package and the Prospectus, insofar as they are descriptions of or references to contracts, agreements or other documents, are accurate in all material respects and present or summarize fairly, in all material respects, the information required to be disclosed under the Act or the Regulations, and there are no contracts, agreements or other documents, instruments or transactions of any character required to be described or referred to in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described, referred to or filed, as required.

(s) Each contract or other instrument (however characterized or described) to which the Company or any of the Subsidiaries is a party or by which any of their respective properties or businesses is bound or affected and which is material to the conduct of the business of the Company or the Subsidiaries, has been duly and validly executed by the Company or the Subsidiaries, as applicable and, to the knowledge of the Company, by the other parties thereto. Each such contract or other instrument is in full force and effect and is enforceable against the parties thereto in accordance with its terms, except (i) as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and subject to applicability of general principles of equity or (ii) where such unenforceability or effectiveness would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is, and to the knowledge of the Company, no other party thereto is, in default under any such contract or other instrument, and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default under any such contract or other instrument, except where such event or default would not reasonably be expected to have a Material Adverse Effect. All necessary consents under such contracts or other instruments to the disclosure in the Registration Statement, Disclosure Package and the Prospectus with respect thereto have been obtained, except where the failure to obtain such consent would not reasonably be expected to have a Material Adverse Effect.

(t) The consolidated financial statements of the Company (including the notes thereto) filed as part of, or incorporated by reference in, the Prospectus and the Registration Statement, the Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of the Company as of the respective dates thereof, and the results of operations and cash flows of the Company for the periods indicated therein, and have been prepared in conformity with generally accepted accounting principles of the United States. The supporting notes included in the Registration Statement, the Disclosure Package and the Prospectus fairly state in all material respects the information required to be stated therein in relation to the financial statements taken as a whole.

(u) Since the respective dates as of which information is given, or incorporated by reference, in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there has not been (i) any Material Adverse Effect; (ii) any transaction entered into by the Company or any of the Subsidiaries not in the ordinary course of its business that is material to the Company or any Subsidiary; (iii) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, except for and to the extent described in the Registration Statement, the Disclosure Package and the Prospectus; (iv) any liabilities or obligations, direct or indirect, incurred by the Company or any of the Subsidiaries not in the ordinary course of its business that are material to the Company or any of the Subsidiaries; (v) any change in the capitalization of the Company or any of the Subsidiaries, except for issuances pursuant to the Company’s employee stock option or equity compensation plans or purchases by the Company’s dividend reinvestment plan; or (vi) any change in the indebtedness of the Company or any of the Subsidiaries that is material to the Company or any Subsidiary not in the ordinary course of business. Neither the Company nor any of the Subsidiaries has any contingent liabilities or obligations that are material and that are not expressly disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(v) Neither the Company nor, to the Company’s knowledge, any of its officers, directors or affiliates has (i) taken, nor shall the Company or such persons take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of Common Stock, or (ii) since the filing of the Prospectus (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than payments to the Underwriter as provided in this Agreement.

(w) The Company and the Subsidiaries have filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all material tax returns that are required to be filed or have duly obtained extensions of time for the filing thereof and have paid all material taxes shown on such returns due and all material assessments received by them to the extent that the same have become due, except for those taxes being contested in good faith. Neither the Company nor any of the Subsidiaries has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income or other tax and none of them is a party to any pending action or proceeding by any foreign or domestic governmental agency for the assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against the Company or any of the Subsidiaries, in each case, that would reasonably be expected to have a Material Adverse Effect.

(x) BDO USA, LLP (i) has given its report on certain financial statements included as part of or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and (ii) is an independent registered public accounting firm as required by the Act and the rules and regulations thereof and the Public Company Accounting Oversight Board (United States). Except as disclosed in the Registration Statement and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, BDO USA LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(y) None of the Company or any of the Subsidiaries is in violation of, or in default under, any of the terms or provisions of (i) its certificate or articles of incorporation, as the case may be, or bylaws, or similar governing instruments, (ii) any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its assets or properties is bound or affected, (iii) any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over it or any of its properties or business, or (iv) any license, permit, certification, registration, approval, consent or franchise, except, with respect to clause (ii), (iii) or (iv) above, where any such default would not reasonably be expected to have a Material Adverse Effect.

(z) Except as expressly disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no claims, actions, suits, protests, proceedings, arbitrations, investigations or inquiries pending before, or, to the Company’s knowledge, threatened or contemplated by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitration tribunal to which the Company or any of the Subsidiaries is or may be made a party that could reasonably be expected to affect the validity of any of the outstanding Common Stock, or that, if determined adversely to the Company or any of the Subsidiaries would reasonably be expected to result in a Material Adverse Effect. Except for the Equal Employment Opportunity Commission Consent Decree, dated July 31, 2012, there are no outstanding orders, judgments or decrees of any court, governmental agency, instrumentality or other tribunal enjoining the Company or any of the Subsidiaries from, or requiring the Company or any of the Subsidiaries to take or refrain from taking, any action, or to which the Company or any of the Subsidiaries or their properties, assets or businesses are bound or subject.

(aa) The Company and each of its Subsidiaries owns or possesses the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property necessary to carry on their respective businesses as currently conducted, and as proposed to be conducted and described in the Disclosure Package and the Prospectus (collectively, “Intellectual Property”) the failure to own or posses would reasonably be expected to have a Material Adverse Affect, and, except as disclosed on the Registration Statement, the Disclosure Package and the Prospectus, the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its Subsidiaries with respect to the foregoing except for those that could not reasonably be expected to have a Material Adverse Effect. The Intellectual Property licenses described in the Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance with their terms. The Company and each of its Subsidiaries has complied with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license. The Company and each of its Subsidiaries has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of its Subsidiaries’ right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted. The Company and each of its Subsidiaries has at all times complied with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company and any of its Subsidiaries in the conduct of the Company’s and its Subsidiaries businesses. No claims have been asserted or threatened against the Company or any of its Subsidiaries alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company or any of its Subsidiaries in the conduct of the Company’s or any of its Subsidiaries’ businesses. The Company and each of its Subsidiaries takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse.

(bb) Each of the Company and the Subsidiaries has good and marketable title to all property described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by it, free and clear of all liens, security interests, charges or encumbrances and the like, except such as are expressly described or referred to in the Registration Statement, the Disclosure Package and the Prospectus or such that would not reasonably be expected to have a Material Adverse Effect and except for liens securing the Company’s and certain of its Subsidiaries’ obligations under the Credit Agreement, dated as of June 14, 2013, among the Company, certain wholly-owned subsidiaries of the Company, and Salus Capital Partners, LLC. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all real and personal property owned and leased by the Company and the Subsidiaries, as described or referred to in the Registration Statement, the Disclosure Package and the Prospectus is held by the Company or the Subsidiaries, as applicable, under valid and enforceable leases, except where the failure to have such valid and enforceable leases would not reasonably be expected to have a Material Adverse Effect.

(cc) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its Subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its Subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, would not reasonably be expected to have a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a would not reasonably be expected to have a Material Adverse Effect.

(dd) Each of the Company and the Subsidiaries believes they are insured with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses, including, but not limited to, insurance against accidents, third-party injury or general liability and insurance covering certain real and personal property owned or leased by the Company and each of the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against. All policies of insurance insuring the Company or any of the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for. The Company has no reason to believe that it or any of the Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted in each case except where such failure would not reasonably be expected to result in a Material Adverse Effect.

(ee) Each of the Company and the Subsidiaries maintain effective internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act.

(ff) Each of the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with the generally accepted accounting principles of the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh) The Company, the Subsidiaries and any Related Employer (which for purposes of this subsection means any entity that, with respect to the Company or any of the Subsidiaries, is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended (the “Code”), is, individually or collectively, a trade or business under common control within the meaning of Section 414(c) of the Code, or is a member of the same affiliated service group within the meaning of Section 414(m) of the Code) have established, maintain, contribute to, are required to contribute to, are a party to, or are bound by certain pension, retirement, profit-sharing plans, deferred compensation, bonus, or other incentive plans, or medical, vision, dental, or other health plans, or life insurance or disability plans, or any other employee benefit plans, programs, arrangements, agreements, or understandings (“Plans”), some of which are subject to the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations thereunder (“ERISA”). Any disclosure regarding the Plans required under the Act or the Exchange Act has been made in the Registration Statement, the Disclosure Package and the Prospectus and the documents incorporated therein. All Plans that are subject to ERISA are in compliance with ERISA, in all material respects, and, to the extent a Plan is treated by the

Company (or, if applicable, by any Subsidiary or Related Employer) as satisfying the qualification requirements of Section 401(a) of the Code, such Plan is in compliance with the Code in all material respects and is the subject of a current favorable determination letter from the Internal Revenue Service as to its tax qualification, or such Plan has been submitted to the Internal Revenue Service for an updated determination letter and the Company expects that the Internal Revenue Service will issue a favorable determination letter with respect to the Plan. Except as disclosed in the Notes to the Consolidated Financial Statements included in the Prospectus, no Plan is an employee pension benefit plan that is subject to Part 3 of Subtitle B of Title I of ERISA, a defined benefit plan subject to Title IV of ERISA, or a multiemployer plan. Except as disclosed in the Notes to the Consolidated Financial Statements included in the Prospectus, none of the Company, the Subsidiaries or any Related Employer maintains or has maintained retiree life or retiree health insurance plans that are employee welfare benefit plans providing for continuing benefit or coverage for any employee or any beneficiary of any employee after such employee’s termination of employment, except as required by Section 4980B of the Code or comparable state law, and except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus. No fiduciary or other party in interest with respect to any of the Plans has caused any of such Plans to engage in a prohibited transaction as defined in Section 406 of ERISA and Section 4975 of the Code. As used in this subsection, the terms “defined benefit plan,” “employee benefit plan,” “employee pension benefit plan,” “employee welfare benefit plan,” “fiduciary,” “multiemployer plan” and “party in interest” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

(ii) No labor dispute exists with the Company’s or the Subsidiaries’ employees generally, and to the Company’s knowledge, no such labor dispute is threatened.

(jj) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and/or any person that would give rise to a valid claim against the Company and/or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein, or in any contracts, agreements, understandings, payments, arrangements or issuances with respect to the Company or any of its officers, directors, shareholders, employees or affiliates that may affect the Underwriter’s compensation as determined by FINRA.

(kk) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds therefore described in the Registration Statement, the Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. None of the Subsidiaries is an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ll) (i) The Company and the Subsidiaries have received all permits, licenses, franchises, authorizations, registrations, qualifications and approvals (collectively, “Permits”) of governmental or regulatory authorities as may be required to own their properties and conduct their businesses in the manner described in the Registration Statement, the Disclosure Package and the Prospectus subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus, except for failure to so possess would not reasonably be expected to have a Material Adverse Effect; (ii) the Company and the Subsidiaries have fulfilled and performed all of their material obligations with respect to such Permits, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus and except where such nonperformance or noncompliance would not reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Disclosure Package and the Prospectus, such Permits contain no restrictions that materially affect the ability of the Company or the Subsidiaries to conduct their businesses.

(mm) No statement, representation, warranty or covenant made by the Company or any of the Subsidiaries in this Agreement or in any certificate or document required by this Agreement to be delivered to the Underwriter is, or as of the Closing Date or any Option Closing Date will be, inaccurate, untrue or incorrect in any material respect. No transaction has occurred or is proposed between or among the Company or any of the Subsidiaries and any of their respective officers, directors or shareholders or any affiliate of the foregoing that is required to be described in and is not described in the Registration Statement, the Disclosure Package and the Prospectus.

(nn) The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the Exchange Act, and the rules and regulations of the SEC adopted thereunder as of the Closing Date. The Company’s audit committee has adopted a charter that satisfies the Exchange Act and the rules and regulations of the SEC adopted thereunder that are applicable as of the Closing Date.

(oo) At the time of filing the Registration Statement and as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes hereof), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Act), without taking into account any determination by the SEC pursuant to Rule 164, 405 and 433 of the Act that it is not necessary that the Company be considered an Ineligible Issuer.

(pp) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in either the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq) Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state, local or foreign office in violation of any law (including the Foreign Corrupt Practices Act of 1977, as amended) or of the character required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus or a document incorporated by reference therein.

(rr) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the

USA PATRIOT Act, applicable money laundering statutes of all jurisdictions and the applicable rules, related rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries.

(ss) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(tt) Neither the Company nor any Subsidiary nor any of their affiliates (within the meaning of FINRA’s Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person of, any member firm of FINRA (within the meaning of Article I, Section 1(ee) of the by-laws of FINRA). At the time the Registration Statement was originally declared effective, the Company met, and as of the date hereof meets, the then applicable requirements for the use of Form S-3 under the Act.

(uu) To the Company’s knowledge, no approval of the shareholders of the Company under the rules and regulations of Nasdaq (including Rule 5635 of the Nasdaq Global Marketplace Rules) is required for the Company to issue and deliver to the Underwriter the Shares.

Any certificate signed by any officer of the Company or any of the Subsidiaries in such capacity and delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by the Company or the Subsidiaries as the case may be, to the Underwriter as to the matters covered thereby.

2. Purchase and Sale of Firm Shares. On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions set forth herein, the Company shall sell the Firm Shares to the Underwriter at the Purchase Price, and the Underwriter shall purchase the Firm Shares from the Company on a firm commitment basis at the Purchase Price. The Underwriter shall offer the Shares to the public at the Offering Price as set forth in the Prospectus.

3. Payment and Delivery. The Firm Shares shall be electronically issued in registered book-entry form in such denominations and registered in the name of the nominee of The Depository Trust Company (“DTC”) and shall be delivered by the Company through the facilities of DTC for the account of the Underwriter against payment by the Underwriter of the purchase price therefore by wire transfer of immediately available funds to the account set forth on Schedule V hereto (with all costs and expenses incurred by the Underwriter in connection with such settlement in immediately available funds, including, but not limited to, interest or cost of funds and expenses, to be borne by the Company). The closing of the sale and purchase of the Firm Shares shall be held at the offices of Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, NY 10174-0700. Such payment and delivery will be made at 10:00 a.m., New York City time, on the third business day after the date of this Agreement pursuant to Rule 15c6-1(a) under the Exchange Act or at such other time on the same or such other date as shall be agreed upon by the Company and the Underwriter. Such time and date are referred to herein as the “Closing Date.”

4. Option to Purchase Optional Shares.

For the purposes of covering over-allotments, if any, in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, subject to the terms and conditions herein set forth, the Underwriter is hereby granted an option by the Company to purchase all or any part of the Optional Shares (the “Over-allotment Option”), subject to the limitations, if applicable, of General Instruction I.B.6 of Form S-3. The purchase price to be paid for the Optional Shares shall be the Offering Price less the Underwriting Discounts and Commissions shown on the cover page of the Prospectus. The Over-allotment Option granted hereby may be exercised by the Underwriter as to all or any part of the Optional Shares at any time and from time to time within 30 days after the date of the Prospectus. The Underwriter shall not be under any obligation to purchase any Optional Shares prior to an exercise of the Over-allotment Option, if any.

The Over-allotment Option granted hereby may be exercised by the Underwriter by giving notice to the Company by a letter sent by registered or certified mail, postage prepaid, telex, telegraph, telegram, email or facsimile (such notice to be effective when received), addressed as provided in Section 12 hereof, setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. If such notice is given at least two full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be not earlier than the Closing Date. If such notice is given after such two full business day period, the date set forth therein for such delivery and payment shall be a date selected by the Underwriter not later than five full business days after the exercise of the Over-allotment Option. The date and time set forth in such a notice is referred to herein as an “Option Closing Date,” and a closing held pursuant to such a notice is referred to herein as an “Option Closing.” Upon each exercise of the Over-allotment Option, and on the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Underwriter shall become obligated to purchase from the Company the number of Optional Shares specified in each notice of exercise of the Over-allotment Option.

The Optional Shares shall be issued in registered book-entry form in such denominations and registered in the name of the nominee of DTC or in such names as the Underwriter may request upon at least 48 hours’ prior notice to the Company, and shall be delivered by the Company through the facilities of DTC for the account of the Underwriter, against payment by the Underwriter of the purchase price therefore by wire transfer of immediately available funds to such accounts designed in Schedule V (with all costs and expenses incurred by the Underwriter in connection with such settlement in immediately available funds, including, but not limited to, interest or cost of funds and expenses, to be borne by the Company). The closing of the sale and purchase of the Optional Shares shall be held at the offices of Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174-0700. Such payment and delivery will be made at 10:00 a.m., New York City time, on the Option Closing Date (if such date is other than the Closing Date).

5. Certain Covenants and Agreements of the Company. The Company covenants and agrees with the Underwriter as follows:

(a) The Company will comply with the requirements of Rule 430B.

(b) The Company will not file with the SEC the Prospectus, any amendment or supplement to the Prospectus or any amendment to the Registration Statement or the Disclosure Package, and will not use, authorize, refer to or file any Issuer Free Writing Prospectus, unless the Underwriter has received a reasonable period of time to review any such proposed amendment, supplement or Issuer Free Writing Prospectus and consented to the filing thereof, such consent not to be unreasonably withheld or delayed, and will use its reasonable best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon reasonable request of the Underwriter or counsel for the Underwriter, the Company will promptly prepare and file with the SEC, in accordance with the Regulations, any amendments to the Registration Statement or amendments or supplements to the Prospectus or the Disclosure Package that may be necessary or advisable in connection with the distribution of the Shares by the Underwriter and will use their reasonable best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. If required, the Company will file any amendment or supplement to the Prospectus or the Disclosure Package with the SEC in the manner and within the time period required by Rule 424(b) or Rule 433 under the Act. The Company will advise the Underwriter, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereof has been filed or declared effective or the Prospectus or the Disclosure Package, or any amendment or supplement thereto has been filed and will provide evidence to the Underwriter of each filing or effectiveness.

(c) The Company will advise the Underwriter promptly (i) when any post-effective amendment to the Registration Statement is filed with the SEC under Rule 424 under the Act or otherwise, (ii) of the receipt of any comments from the SEC concerning the Registration Statement, (iii) when any post-effective amendment to the Registration Statement becomes effective, or when any supplement to the Prospectus or the Disclosure Package or any amended Prospectus or Disclosure Package has been filed, (iv) of any request of the SEC for amendment or supplementation of the Registration Statement, the Disclosure Package or the Prospectus or for additional information, (v) during the period when a prospectus is required to be delivered under the Act and Regulations (the “Prospectus Delivery Period”), of the happening of any event as a result of which the Registration Statement or the Prospectus would include an untrue statement of a material fact or omit to state a material fact required to be stated

therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, (vi) during the Prospectus Delivery Period, of the need to amend the Registration Statement or supplement the Prospectus to comply with the Act, (viii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and (ix) of the suspension of the approval of the Shares for listing on the NasdaqGM or the qualification of any of the Shares for offering or sale in any jurisdiction in which the Underwriter intends to make such offers or sales, or the initiation or threatening of any proceedings for any of such purposes known to the Company. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use, and if any such order is issued, to obtain as soon as possible the lifting thereof.

(d) The Company has delivered to the Underwriter, without charge, as many copies of each Preliminary Prospectus as the Underwriter has reasonably requested. The Company will deliver to the Underwriter, without charge, such number of copies of the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto, as the Underwriter may reasonably request from time to time during the Prospectus Delivery Period. The Company hereby consents to the use of such copies of the Disclosure Package and the Prospectus for purposes permitted by the Act, the Regulations and the securities or Blue Sky laws of the states or foreign jurisdictions in which the Shares are offered by the Underwriter and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and during the Prospectus Delivery Period. If requested by the Underwriter in writing, the Company will furnish to the Underwriter such number of conformed copies of the Registration Statement, including financial statements and exhibits, and all amendments thereto, as the Underwriter may reasonably request.

(e) The Company will comply with the Act, the Regulations, the Exchange Act and the Exchange Act rules and regulations thereunder so as to permit the continuation of sales of and dealings in the Shares for as long as may be necessary to complete the distribution of the Shares as contemplated hereby.

(f) The Company will furnish such information and pay such filing fees and other expenses as may be required, including the Company’s counsel’s reasonable legal fees, and otherwise cooperate in the registration or qualification of the Shares, or exemption therefrom, for offering and sale by the Underwriter and by dealers under the securities or Blue Sky laws of such jurisdictions in which the Underwriter determines to offer the Shares, after consultation with the Company, and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that no such qualification shall be required in any jurisdiction where, solely as a result thereof, the Company would be subject to taxation or qualification as a foreign corporation doing business in such jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as is required under the laws of such jurisdiction for such offering and sale. The Company will furnish such information and pay such filing fees and other expenses as may be required, and otherwise cooperate in the listing of the Shares on the NasdaqGM.

(g) Subject to Section 5(b) hereof, in case of any event occurring at any time within the Prospectus Delivery Period, as a result of which the Registration Statement, the Disclosure Package or the Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or, if it is necessary at any time to amend the Disclosure Package or the Prospectus to comply with the Act or the Regulations or any applicable securities or Blue Sky laws, the Company promptly will prepare and file with the SEC, and any applicable state and foreign securities commission, an amendment, supplement or document that will correct such statement or omission or effect such compliance and will furnish to the Underwriter such number of copies of such amendments, supplements or documents (in form and substance satisfactory to the Underwriter and counsel for the Underwriter) as the Underwriter may reasonably request. For purposes of this Section 5(g), the Company will provide such information to the Underwriter, the Underwriter’s counsel and counsel to the Company as shall be necessary to enable such persons to consult with the Company with respect to the need to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus or file any document, and shall furnish to the Underwriter and the Underwriter’s counsel such further information as each may from time to time reasonably request.

(h) The Company agrees that, unless it obtains the prior written consent of the Underwriter, which consent will not be unreasonably withheld or delayed, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the SEC or retained by the Company under Rule 433 of the Act; provided that the prior written consent of the Underwriter shall be deemed to have been given in respect of the free writing prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(i) The Company will make generally available to its security holders and the Underwriter, as soon as practicable but not later than 45 days after the end of the period covered thereby, an earnings statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder and cover a period of at least 12 months beginning with the Company’s first fiscal quarter occurring after the “effective date” (as defined in Rule 158) of the Registration Statement); provided, however, that the Company shall have satisfied its obligations under this Section 5(i) if it timely files its Annual Report on Form 10-K for the fiscal year next ending after such effective date.

(j) Prior to the Closing Date, the Company will not issue any press release or other communications directly or indirectly and will not hold any press conference with respect to the offering of the Shares without the prior written consent of the Underwriter unless in the judgment of the Company, after consultation with its counsel and after notification to the Underwriter, such press release or communication is required by law.

(k) For a period of three years from the date hereof, the Company will deliver to the Underwriter: (i) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-K and 10-Q (or such similar forms as may be designated by the SEC), proxy statements, registration statements and any exhibits thereto, filed or furnished to the SEC or any securities exchange or FINRA, on the date each such report or document is so filed or furnished; (ii) as soon as practicable, copies of any reports or communications (financial or other) of the Company mailed to its security holders; and (iii) every material press release in respect of the Company or its affairs that is released or prepared by the Company; provided, however, that no reports or documents need to be furnished to the extent they have been filed with the SEC and are publicly available on EDGAR.

(l) During the course of the distribution of the Shares, the Company and the Subsidiaries will not and the Company shall cause its officers and directors not to, (i) take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock or (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares.

(m) During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus (the “Lock-up Period”), the Company will not, without the prior written consent of the Underwriter, directly or indirectly, sell, offer, contract or grant any options to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(b) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition of, or announce the offering of, or file any registration statement under the Act in respect of, any Common Stock, options or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (other than as contemplated by this Agreement with respect to the Shares), provided, however, that the Company may issue Common Stock pursuant to the securities purchase agreement in connection with the Company’s concurrent private placement of its shares of Common Stock as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and the Company may issue Common Stock pursuant to any stock option, equity compensation or other stock plan or arrangement, common share purchase and dividend reinvestment plan described in or filed as an exhibit to the Registration

Statement, the Disclosure Package or the Prospectus, and may file registration statements on Form S-8, amend its registration on Form S-3 or file a Registration Statement on Form S-1 or S-3 to cover the resale of shares of Common Stock issued in the Company’s concurrent private placement. Notwithstanding anything contained in this Section 5(m) to the contrary, if (A) during the last 17 days of the Lock-up Period, the Company issues an earnings release or material news or material event relating to the Company occurs; or (B) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this Section 5(m) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(n) For a period of three years from the Effective Date (or for such shorter period that any shares of Common Stock remain outstanding), the Company will use all reasonable efforts to maintain the listing of the Common Stock (including, without limitation, the Shares) on the NasdaqGM or on a national securities exchange, except for any failure to maintain such listing resulting from a sale of all or substantially all of the property and assets of the Company or a merger, consolidation or other business combination transaction pursuant to which the Company is not the continuing or surviving entity of such merger, consolidation or transaction.

(o) The Company shall, at its sole cost and expense, supply and deliver to the Underwriter and the Underwriter’s counsel, within a reasonable period from the Closing Date, up to four sets of transaction binders in such form and content as the Underwriter reasonably requests.

(p) The Company will pay or will cause to be paid all transfer taxes, stamp duties and other similar taxes with respect to the Shares, if any, to be sold by Company.

(q) To apply the net proceeds from the sale of the Shares as set forth in the Registration Statement and the Prospectus under the heading “Use of Proceeds.”

(r) To use its best efforts to assist the Underwriter with any filings with, and to obtain clearance from, FINRA.

(s) To use its commercially reasonably efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date, and any Option Closing Date, and to satisfy all conditions precedent to the delivery of the Firm Shares and Optional Shares, if any.

6. Payment of Fees and Expenses by the Company.

(a) Whether or not the transactions contemplated by this Agreement are consummated and regardless of the reason that this Agreement is terminated, the Company will pay or cause to be paid, and bear or cause to be borne, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees and expenses of the accountants and counsel for the

Company incurred in the preparation of the Registration Statement and any post-effective amendments thereto (including financial statements and exhibits), the Disclosure Package, any Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; (ii) printing and mailing expenses associated with the Registration Statement and any post-effective amendments thereto, the Disclosure Package, any Preliminary Prospectus, the Prospectus, this Agreement and any related documents and any Blue Sky memorandum (any supplement thereto); (iii) the costs and expenses (including stamp taxes, duties, transfer and other taxes) incident to the authentication, issuance, sale and delivery of the Shares to the Underwriter; (iv) the fees, expenses and all other costs of qualifying the Shares for sale under the securities or Blue Sky laws of those states in which the Shares are to be offered or sold; (v) the fees, expenses and other costs of, or incident to, securing any review or approvals by or from FINRA; (vi) the filing fees of the SEC; (vii) the cost of furnishing to the Underwriter copies of the Registration Statement, any Issuer Free Writing Prospectuses, any Preliminary Prospectuses and Prospectuses as herein provided; (viii) if applicable, the Company’s travel expenses in connection with meetings with the brokerage community and institutional investors; (ix) the costs and expenses associated with settlement in same day funds (including, but not limited to, interest or cost of funds expenses), if desired by the Company; (x) any fees or costs payable to the NasdaqGM as a result of the offering; (xi) the cost of preparing, issuing and delivery to the Underwriter through the facilities of DTC of any certificates evidencing the Shares; (xii) the costs and charges of the Transfer Agent; (xiii) the reasonable costs of marketing the offering; (xiv) the fees, disbursements and expenses of counsel to the Underwriter, not to exceed $175,000; and (xv) all other costs and expenses incident to the offering of the Shares or the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 6(a) (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants and the travel and other expenses incurred by Company’s and Underwriter’s personnel in connection with any “road show” including, without limitation, any expenses advanced by the Underwriter on the Company’s behalf (which will be promptly reimbursed)). The Underwriter shall be entitled to withhold its reimbursable expenses from the gross offering proceeds on the Closing Date.

(b) If (i) the Underwriter are willing to proceed with the offering, and the transactions contemplated by this Agreement are not consummated because the Company elects not to proceed with the offering for any reason or (ii) the Underwriter terminates this Agreement pursuant to Section 10(b) or for any other permissible reason under this Agreement, then the Company will reimburse the Underwriter for all of their accountable out-of-pocket expenses relating to the offering (including but not limited to fees and disbursements of their counsel). If the Company fails to pay such expenses to the Underwriter within ten (10) days of the determination not to proceed with the offering as set forth above, the Company shall pay the amounts due to the Underwriter under this Section 6(b) within ten (10) days of written notice from the Underwriter.

7. Conditions of Underwriter’s Obligations. The obligation of the Underwriter to purchase and pay for the Firm Shares that it has agreed to purchase hereunder on the Closing Date, and to purchase and pay for any Optional Shares as to which it exercises its right to purchase under Section 4 on an Option Closing Date, is subject at the date hereof, the Closing Date and any Option Closing Date to the continuing accuracy and fulfillment of the representations and warranties of the Company, to the performance by the Company of its covenants and obligations hereunder, and to the following additional conditions:

(a) The Preliminary Prospectus and the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) of the Regulations within the applicable time period prescribed for such filing by the Regulations. The Company shall have filed any material required to be filed by the Company with the SEC in the manner and within the time period required by Rule 433 of the Regulations, including any Issuer Free Writing Prospectus and any Other Free Writing Prospectus.

(b) On or prior to the Closing Date or any Option Closing Date, as the case may be, no stop order or other order preventing or suspending the effectiveness of the Registration Statement (including any document incorporated by reference therein) or any post-effective amendment to the Registration Statement or the sale of any of the Shares shall have been issued under the Act or any state or foreign securities law, and no proceedings for that purpose shall have been initiated or shall be pending or, to the Underwriter’s knowledge or the knowledge of the Company, shall be contemplated by the SEC or by any authority in any state in which the Underwriter offers the Shares. Any request on the part of the SEC or any state or foreign securities authority for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriter.

(c) All corporate proceedings and other matters incident to the authorization, form and validity of this Agreement, the Shares and the form of the Registration Statement, the Disclosure Package and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to counsel for the Underwriter. The Company shall have furnished to such counsel all documents and information that they may have reasonably requested to enable them to pass upon such matters.

(d) The Underwriter shall have received from the Underwriter’s counsel, Proskauer Rose LLP, an opinion and negative assurances statement, dated as of the Closing Date and any Option Closing Date, as the case may be, and addressed to the Underwriter, which opinion shall be satisfactory in all respects to the Underwriter.

(e) The Underwriter shall have received copies of (i) an executed Lock-up Agreement in the form of Exhibit A from each of the persons and entities listed on Schedule III hereto and (ii) an executed Limited Lock-up Agreement in the form of Exhibit B from each of the persons and entities listed on Schedule IV hereto, and, in each case, the Company shall have issued appropriate stop transfer instructions to the transfer agent and shall have delivered a copy of such instructions to the Underwriter.

(f) On the Closing Date and any Option Closing Date, there shall have been delivered to the Underwriter the opinion and negative assurances statement of Troutman Sanders LLP, counsel for the Company, dated as of such date and addressed to the Underwriter to the effect set forth in Exhibit C hereto or to such effect as is otherwise reasonably satisfactory to the Underwriter.

(g) At the Closing Date and any Option Closing Date: (i) the Registration Statement and any post-effective amendment thereto and the Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all statements that are required to be stated therein in accordance with the Act and Regulations shall conform to the requirements of the Act and the Regulations in all material respects, and none of the Registration Statement nor any post-effective amendment thereto, the Disclosure Package or the Prospectus and any amendments or supplements thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; (ii) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus and any amendments or supplements thereto, except as otherwise stated therein, there shall have been no material adverse change in the Business Conditions of the Company or the Subsidiaries from that set forth therein, whether or not arising in the ordinary course of business; (iii) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus or any amendment or supplement thereto, there shall have been no event or transaction, contract or agreement entered into by the Company or any of the Subsidiaries other than in the ordinary course of business and as set forth in the Registration Statement, the Disclosure Package or the Prospectus, that has not been, but would be required to be, set forth in the Registration Statement, the Disclosure Package or the Prospectus; (iv) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Disclosure Package and the Prospectus and any amendments or supplements thereto, there shall have been no material adverse change, loss, reduction, termination or non-renewal of any contract to which the Company or any of the Subsidiaries is a party, that has not been, but would be required to be set forth in the Registration Statement, the Disclosure Package or the Prospectus and which would reasonably be expected to have Material Adverse Effect; and (v) no action, suit or proceeding at law or in equity shall be pending or threatened against the Company or any of the Subsidiaries that would be required to be set forth in the Disclosure Package or the Prospectus, other than as set forth therein, and except as set forth in the Prospectus, no proceedings (other than proceedings pending before a public utilities commission on the date hereof) shall be pending or threatened against or directly affecting the Company or any of the Subsidiaries before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect.

(h) The Underwriter shall have received at the Closing Date and any Option Closing Date certificates of the Chief Executive Officer and the Chief Financial Officer of the Company dated, as of the date of the Closing Date or Option Closing Date, as the case may be, and addressed to the Underwriter to the effect that (i) the representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Closing Date or the Option Closing Date, as the case may be, and that the Company has complied with all the agreements, fulfilled all the covenants and satisfied all the conditions on its part to be performed, fulfilled or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be, and (ii) the signers of the certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any amendments or supplements thereto, and the conditions set forth in Section 7 hereof have been satisfied.

(i) At the time of the execution of this Agreement, the Underwriter shall have received from BDO USA, LLP a letter (the “Comfort Letter”), addressed to the Underwriter, executed and dated the date hereof, in form and substance satisfactory to the Underwriter confirming, as of the date of the Comfort Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than two (2) business days prior to the date of the Comfort Letter), (A) that they are an independent registered accounting firm with respect to the Company and its Subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (B) the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriter, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) On the effective date of any post-effective amendment to any Registration Statement and on the Closing Date and any Option Closing Date (if such date is other than the Closing Date), the Underwriter shall have received a letter (the “Bring-Down Letter”) from BDO USA, LLP addressed to the Underwriter and dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date) confirming, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than two (2) business days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriter, with respect to the financial information and other matters covered by its Comfort Letter delivered to the Underwriter concurrently with the execution of this Agreement pursuant to paragraph (i) of this Section 7.

(k) All corporate and other proceedings and other matters incident to the authorization, form and validity of this Agreement and the form of the Registration Statement and Prospectus and all other legal matters related to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to counsel to the Underwriter. The Company shall have furnished to such counsel all documents and information that they shall have reasonably requested to enable them to pass upon such matters.

(l) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(m) The Shares shall have been included for listing on the NasdaqGM.

(n) At the Closing Date and any Option Closing Date, the Underwriter shall have been furnished such additional documents, information and certificates as they shall have reasonably requested.

(o) All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriter and the Underwriter’s counsel. The Company shall furnish the Underwriter with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request. If any condition to the Underwriter’s obligations hereunder to be fulfilled prior to or at the Closing Date or any Option Closing Date, as the case may be, is not fulfilled, the Underwriter may terminate this Agreement with respect to the Closing Date or such Option Closing Date, as applicable, or, if it so elects, waive any such conditions which have not been fulfilled or extend the time for their fulfillment. Any such termination shall be without liability of the Underwriter to the Company.

8. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless the Underwriter, and each person and entity, if any, who controls the Underwriter within the meaning of the Act and the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever, including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or in connection with any investigation or inquiry of, or action or proceeding that may be brought against, the respective indemnified parties, arising out of or based upon any breach of the representations and warranties of the Company made in this Agreement or any untrue statements or alleged untrue statements of material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus, any application or other document filed in any jurisdiction in order to qualify all or any part of the Shares under the securities laws thereof or filed with the SEC or FINRA (in this Section 8 collectively called “application”), or the omission or alleged omission from any of the foregoing of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that the foregoing indemnity shall not apply in respect of any statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereto, or in any application or in any communication to the SEC, as the case may be, which information the parties hereto agree is limited to the information set forth in Section 11 of this Agreement. The obligations of the Company under this Section 8(a) will be in addition to any liability the Company may otherwise have.

(b) The Underwriter shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of the Act and the Exchange Act, to the same extent as the foregoing indemnities from the Company to the Underwriter, but only with respect to any and all loss, liability, claim, damage or expense resulting from statements or omissions, or alleged statements or omissions, if any, made in any Preliminary Prospectus, the Disclosure Package, the Registration Statement or the Prospectus or any amendment or supplement thereof or any application or in any communication to the SEC in reliance upon, and in conformity with written information furnished to the Company by the Underwriter expressly for use in any Preliminary Prospectus, the Disclosure Package, the Registration Statement or the Prospectus or any amendment or supplement thereof, which information the parties hereto agree is limited to the information set forth in Section 11 of this Agreement. The obligations of the Underwriter under this Section 8 will be in addition to any liability which the Underwriter may otherwise have.

(c) If any action, inquiry, investigation or proceeding is brought against any person in respect of which indemnification may be sought pursuant to Section 8(a), (b) or (c) hereof, such person (hereinafter called the “indemnified party”) shall, promptly after notification of, or receipt of service of process for, such action, inquiry, investigation or proceeding, notify in writing the party or parties against whom indemnification is to be sought (hereinafter called the “indemnifying party”) of the institution of such action, inquiry, investigation or proceeding. The indemnifying party, upon the request of the indemnified party, shall assume the defense of such action, inquiry, investigation or proceeding, including, without limitation, the employment of counsel (reasonably satisfactory to such indemnified party) and payment of expenses. No indemnification provided for in this Section 8 shall be available to any indemnified party who shall fail to give such notice if the indemnifying party does not have knowledge of such action, inquiry, investigation or proceeding to the extent that such indemnifying party has been materially prejudiced by the failure to give such notice, but the omission to so notify the indemnifying party shall not relieve the indemnifying party otherwise than under this Section 8. Such indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or if the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel reasonably satisfactory to the indemnified party, to have charge of the defense of such action, inquiry, investigation or proceeding or if such indemnified party or parties shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, in any of which events the indemnified party or parties shall be entitled to select counsel to conduct the defense to the extent determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and the reasonable fees and expenses of such counsel shall be borne by the indemnifying party. The indemnifying party shall be responsible for the fees and disbursements of only one such counsel so engaged by the indemnified party or parties as a group. Expenses covered by the indemnification in this Section 8 shall be paid by the indemnifying party promptly after written request is submitted by the indemnified party. In the event that it is determined that the indemnified party was not entitled to receive payments for expenses pursuant to this Section 8, the indemnified party shall return all sums that have been paid pursuant hereto. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than sixty (60) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, unless the indemnifying party is objecting in good faith to the amount of such fees and expenses. Anything in this Section 8 to the contrary notwithstanding an indemnifying party shall not be liable for any settlement of a claim affected without its written consent, which consent shall not be unreasonably withheld.

(d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) hereof in respect of any losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to therein, except by reason of the failure to give notice as required in Section 8(d) hereof (provided that the indemnifying party does not have knowledge of the action, inquiry, investigation or proceeding and to the extent such party has been materially prejudiced by the failure to give such notice), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, liabilities, claims or expenses (or actions, inquiries, investigations or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Underwriter agree that it would not be just and equitable if contributions to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and any Option Closing Date. All such representations, warranties and agreements of the Underwriter and the Company, including, without limitation, the indemnity and contribution agreements contained in Section 8 hereof and the agreements contained in Sections 6, 9 and 10 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person, and shall survive delivery of the Shares and termination of this Agreement, whether before or after the Closing Date or any Option Closing Date.

10. Effective Date of This Agreement and Termination Hereof.

(a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b) The Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date or any Option Closing Date as provided in Section 7 or if any of the following have occurred: (a) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the Business Conditions of the Company and the Subsidiaries, whether or not arising in the ordinary course of business, that would, in the Underwriter’s opinion, make the offering or delivery of the Shares impracticable; (b) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or financial market conditions if the effect on the financial markets of the United States of such outbreak, calamity, crisis or change would, in the Underwriter’s opinion, make the offering or delivery of the Shares on the terms and in the manner contemplated in the Disclosure Package or the Statutory Prospectus impracticable or inadvisable; (c) any suspension or limitation of trading generally in securities on the New York Stock Exchange, the NasdaqGM or the over the counter market or any setting of minimum or maximum prices for trading or the promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority that in the Underwriter’s opinion materially and adversely affects trading on such exchange or over the counter market; (d) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Underwriter’s opinion materially and adversely affects or will materially or adversely affect the Business Conditions of the Company and the Subsidiaries taken as a whole; (e) declaration of a banking moratorium by the United States, New York, or Delaware authorities; (f) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in the Underwriter’s opinion has a material adverse effect on the securities markets in the United States; or (g) trading in any securities of the Company shall have been suspended or halted by FINRA, the SEC or the NasdaqGM.

(c) If the Company or the Underwriter elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10, the terminating party shall notify all other parties to this Agreement promptly by telephone or facsimile, confirmed by letter or otherwise in writing.

11. Information Furnished by the Underwriter. The date the Underwriter expects to deliver the Firm Shares on the cover page, the identity of the Underwriter set forth on the cover page and in the first paragraph under the heading “Underwriting,” the concession and reallowance figures appearing in the third paragraph under the heading “Underwriting,” the representations with respect to stabilization activities in the seventh paragraph under the heading “Underwriting,” the eighth through tenth paragraphs under the heading “Underwriting” regarding short sales, the representations of the Underwriter in the eleventh paragraph under the heading “Underwriting” and the statement regarding discretionary authority in the twelfth paragraph under the heading “Underwriting” constitute the only written information furnished by reference or by the Underwriter referred to in Sections 1(c), 1(d), 1(e) and 8 hereof.

12. Notice. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Underwriter, shall be mailed, delivered, telexed, faxed, telegrammed, telegraphed or telecopied and confirmed to Janney Montgomery Scott LLC, 575 Lexington Avenue, New York, New York 10022, Attention: Mark Belford, facsimile number (212) 223-0927, with a copy to Proskauer Rose LLP, Eleven Times Square, New York, NY 10036, Attention: Stuart Bressman, Esq., facsimile number (212) 969-2900; and if sent to the Company, shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to dELiA*s, Inc., 50 West 23rd Street, New York, New York 10010, Attention: General Counsel, facsimile number (212) 590-6310, with a copy to Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, NY 10174-0700, Attn: William Freedman, Esq., facsimile number (212) 704-5935.

13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter and the Company and the controlling persons, directors and officers thereof, and their respective successors, assigns, heirs and legal representatives, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The terms “successors” and “assigns” shall not include any purchaser of the Shares merely because of such purchase.

14. Definitions. For purposes of this Agreement, (a) “business day” means any day on which the NasdaqGM is open for trading and (b) “knowledge” or other terms of like effect means the knowledge of the directors and executive officers of the Company after reasonable inquiry.

15. Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile signature pages), and all such counterparts will constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, the other party shall re-execute original forms thereof and deliver them to the other party. No party shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

16. Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed entirely within such state.

17. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, and no consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby must be instituted in the federal courts of the United States of America or the state courts, in each case located in the Borough of Manhattan in the City of New York, and the parties irrevocably submit to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by certified mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding brought in any such court that has been brought in an inconvenient forum.

20. Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

21. Sophisticated Parties; No Fiduciary Relationship. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Act and the Exchange Act. The Company acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement, the Company, on the one hand, and the Underwriter, on the other hand, have an arms-length business relationship that creates no fiduciary duty on the part of the Underwriter and all of the parties expressly disclaim any fiduciary relationship.

22. Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or this offering of Shares that differ from the views of their investment banking division. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking division. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 22 shall relieve the Underwriter of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulations.

[Signature Page Follows]

If the foregoing correctly sets forth your understanding of our agreement, please sign and return to the Company the enclosed duplicate hereof, whereupon it will become a binding agreement in accordance with its terms.

Very truly yours,

DELIA*S, INC.

By:	/s/ David J. Dick
Name:	David J. Dick
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Confirmed as of the date first
above mentioned,

JANNEY MONTGOMERY SCOTT LLC

By:	/s/ Charles E. Mather
Name:	Charles E. Mather
Title:	Managing Director

SCHEDULE I

Free Writing Prospectus

None.

I

SCHEDULE II

Subsidiaries

A Merchandise, LLC, a Delaware limited liability company

dELiA*s Assets Corp., a Delaware corporation

DACCS, Inc., an Ohio corporation

dELiA*s Group Inc., a Delaware corporation

dELiA*s Brand LLC, a Delaware limited liability company

dELiA*s Operating Company, a Delaware corporation

AMG Direct, LLC, a Delaware limited liability company

dELiA*s Distribution Company, Inc., a Delaware corporation

dELiA*s Retail Company, a Delaware corporation

II

SCHEDULE III

Persons Who Are To Deliver Lock-Up Agreements

Lock-Up Agreements are to be delivered by the following persons and entities prior to the time this Agreement is executed and delivered:

Executive Officers

David J. Dick

Tracy Gardner

Walter Killough

Directors

Paul J. Raffin

Scott M. Rosen

Mario Ciampi

Michael Zimmerman

Stockholders

Prentice Capital Management, LP

III

SCHEDULE IV

Persons Who Are To Deliver Limited Lock-Up Agreements

Limited Lock-Up Agreements are to be delivered by the following persons and entities prior to the time this Agreement is executed and delivered:

Executive Officers

Marc G. Schuback

Directors

Carter S. Evans

IV

SCHEDULE V

COMPANY WIRE INSTRUCTIONS – PROCEEDS OF FIRM SHARES

V

EXHIBIT A

Form of Lock-up Agreement

LOCK-UP AGREEMENT

July 26, 2013

dELiA*s, Inc.

50 West 23rd Street

New York, NY 10010

Janney Montgomery Scott LLC

1717 Arch Street

Philadelphia, PA 19103

Ladies and Gentlemen:

This Lock-Up Agreement (this “Agreement”) is being delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by dELiA*s, Inc., a Delaware corporation (the “Company”), and Janney Montgomery Scott LLC (the “Underwriter”) with respect to the public offering of common shares, $0.001 par value, of the Company (the “Common Stock”). The undersigned is a director, executive officer or beneficial owner of Common Stock of the Company. Capitalized terms used herein and not otherwise defined will have the meaning ascribed to them in the Underwriting Agreement.

As an inducement to the Underwriter to underwrite the above-mentioned public sale of Common Stock, the undersigned hereby agrees, from the date hereof and for a period of ninety (90) days (the “Lock-Up Period”) from the date of the final prospectus filed by the Company with the SEC related to the above-mentioned public sale of Common Stock (the “Supplement Date”), not to, directly or indirectly, sell, offer to sell, contract to sell, assign, transfer, pledge, grant any option for the sale or purchase of, agree to sell, make any short sale or otherwise dispose of (collectively, “Disposition”), any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock beneficially owned by the undersigned now or on the Supplement Date, or with respect to which the undersigned now or on the Supplement Date has the power of Disposition, or enter into a transaction that could reasonably be expected to have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such aforementioned transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such Disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the Underwriter’s prior written consent. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer shares of

A-1

Common Stock without the prior written consent of the Underwriter in connection with (a) transfers of shares of Common Stock as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (b) transfers of shares of Common Stock to a charity or educational institution; or (c) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of shares of Common Stock to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (a), (b) or (c), (i) any such transfer shall not involve a disposition for value and (ii) each transferee shall sign and deliver to the Underwriter a lock-up agreement substantially in the form of this lock-up agreement.

In addition, the undersigned agrees that, without the Underwriter’s prior written consent, he or she will not, during the Lock-Up Period, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock.

Notwithstanding anything contained herein to the contrary, if (i) during the last seventeen (17) days of the Lock-Up Period, the Company issues an earnings release or material news or material event relating to the Company occurs; or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the materials news or material event.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement. The undersigned also agrees and consents to the entry of stock transfer instructions with the Company’s transfer agent against the transfer of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock. The undersigned understands that the Company and the Underwriter are relying upon this Agreement in proceeding toward consummation of the offering. The undersigned further understands that (except as otherwise provided below) this Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the public offering is not consummated on or before August 31, 2013 or if, prior to such date, the Registration Statement is officially withdrawn by the Company or the Underwriter informs the Company in writing that the Underwriter does not intend to proceed with the public offering, whichever occurs earliest. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Name:
Title:

A-2

EXHIBIT B

Form of Limited Lock-up Agreement

LIMITED LOCK-UP AGREEMENT

July 26, 2013

dELiA*s, Inc.

50 West 23rd Street

New York, NY 10010

Janney Montgomery Scott LLC

1717 Arch Street

Philadelphia, PA 19103

Ladies and Gentlemen:

This Limited Lock-Up Agreement (this “Agreement”) is being delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by dELiA*s, Inc., a Delaware corporation (the “Company”), and Janney Montgomery Scott LLC (the “Underwriter”) with respect to the public offering of common shares, $0.001 par value, of the Company (the “Common Stock”). The undersigned is a director, executive officer or beneficial owner of Common Stock of the Company. Capitalized terms used herein and not otherwise defined will have the meaning ascribed to them in the Underwriting Agreement.

As an inducement to the Underwriter to underwrite the above-mentioned public sale of Common Stock, the undersigned hereby agrees, from the date hereof and for a period of thirty (30) days (the “Limited Lock-Up Period”) from the date of the final prospectus filed by the Company with the SEC related to the above-mentioned public sale of Common Stock (the “Supplement Date”), not to, directly or indirectly, sell, offer to sell, contract to sell, assign, transfer, pledge, grant any option for the sale or purchase of, agree to sell, make any short sale or otherwise dispose of (collectively, “Disposition”), any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock beneficially owned by the undersigned now or on the Supplement Date, or with respect to which the undersigned now or on the Supplement Date has the power of Disposition, or enter into a transaction that could reasonably be expected to have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such aforementioned transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such Disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the Underwriter’s prior written consent. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer shares of Common Stock without the prior written consent of the Underwriter in connection with (a) transfers of shares of Common Stock as a bona fide gift, by will or intestacy or to a family

B-1

member or trust for the benefit of a family member (for purposes of this limited lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (b) transfers of shares of Common Stock to a charity or educational institution; or (c) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of shares of Common Stock to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (a), (b) or (c), (i) any such transfer shall not involve a disposition for value and (ii) each transferee shall sign and deliver to the Underwriter a limited lock-up agreement substantially in the form of this limited lock-up agreement.

In addition, the undersigned agrees that, without the Underwriter’s prior written consent, he or she will not, during the Limited Lock-Up Period, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock.

Notwithstanding anything contained herein to the contrary, if (i) during the last seventeen (17) days of the Limited Lock-Up Period, the Company issues an earnings release or material news or material event relating to the Company occurs; or (ii) prior to the expiration of the Limited Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Limited Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the materials news or material event.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement. The undersigned also agrees and consents to the entry of stock transfer instructions with the Company’s transfer agent against the transfer of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock. The undersigned understands that the Company and the Underwriter are relying upon this Agreement in proceeding toward consummation of the offering. The undersigned further understands that (except as otherwise provided below) this Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the public offering is not consummated on or before August 31, 2013 or if, prior to such date, the Registration Statement is officially withdrawn by the Company or the Underwriter informs the Company in writing that the Underwriter does not intend to proceed with the public offering, whichever occurs earliest. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Name:
Title:

B-2

EXHIBIT C

Matters to be Covered in the Opinion of

Troutman Sanders LLP - Counsel for the Company